UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

THE COAST DISTRIBUTION SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California		95037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(d)	Election of New Director.

On November 12, 2013, Thomas G. Faludy was elected as a member of the Company’s Board of Directors, which increases the number of independent directors on the Board from four to five.

Tom Faludy has more than 30 years of experience in the recreational vehicle industry, including serving as a board member of the Recreational Vehicle Industry Association (RVIA). He recently completed a more than 20 year career with Scott Fetzer Co., a Berkshire Hathaway company that manufactures a broad range of consumer, medical and industrial products, including RV products. In 2004, Mr. Faludy was appointed as Vice President Group and Corporate Development of Scott Fetzer Co. In 2008, he was promoted to Executive Vice President of Scott Fetzer Co., where he had management authority and responsibility for 10 of Scott Fetzer’s businesses and was in charge of business acquisitions. From 1989 to 2003, Mr. Faludy served as President of Scott Fetzer’s CareFree Division, which manufactures and sells, primarily to RV manufacturers, RV awnings and other accessories. In 2011, following his retirement from Scott Fetzer Co., Mr. Faludy formed TGF Enterprises, a management advisory and strategic planning firm. In 2006, RV Business, a leading industry publication, named him one of the “100 Most Influential Executives in the 100 Year History of the RV Industry,” and he has been inducted into the RV/MH Hall of Fame. Additionally, Faludy serves in advisory and board positions for Jayco Inc., an RV manufacturer, the Ryan Group of Companies of Australia, a multi-division conglomerate with manufacturing and distribution operations, and LMS Inc. a manufacturer of residential outdoor products and equipment marketed under the Cal Spas brand name, all of which are private companies.

No decisions have yet been made as to the committees on which Mr. Faludy will serve as a member of the Company’s Board of Directors.

Mr. Faludy’s selection and election as a member of the Board of Directors was not the result of any arrangement or understanding between him and any other persons.

There are no existing or proposed transactions, and in the past five years there have not been, any transactions involving the Company or any of its subsidiaries in which Mr. Faludy had a direct or indirect material financial interest or any business relationships between the Company and Mr. Faludy. There also are no family relationships between Mr. Faludy and any of the directors or officers of the Company or any of its subsidiaries.

Item 7.01	Regulation FD Disclosure

On November 18, 2013, the Company issued a press release announcing the election of Mr. Faludy to the Company’s Board of Directors. A copy of that press release is attached as Exhibit 99.1 to this Report.

In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01 of this Current Report and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information or that Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued on November 18, 2013 announcing the election of Thomas G. Faludy to the Board of Directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: November 18, 2013	By:	/s/ SANDRA A. KNELL
Sandra A. Knell,
Executive Vice President & Chief Financial Officer

S-1

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Press release issued on November 18, 2013 announcing the election of Thomas G. Faludy to the Board of Directors of the Company.

E-1